EXHIBIT 10.1

SETTLEMENT AND RELEASE

THIS SETTLEMENT AND RELEASE made as of the 24th day of June, 2014.

BETWEEN:

SONORA RESOURCES CORP., a corporation existing under the laws of Nevada with an office at 3120 S. Durango, Suite 305, Las Vegas, NV, USA  89117

(the “Debtor”)

AND:

FINDER PLATA S.A. DE C.V., a company existing under the laws of Mexico having an address of Privada Orquideas  No. 23,  Los Geranios, Guadalupe, Zacatecas, Mexico Postal Code 98600

(“Finder”)

AND:

FIRST MAJESTIC SILVER CORP., a company existing  under the laws of British Columbia with an office at Suite 1805, 925 West Georgia Street, Vancouver, British Columbia

(“FMSC”)

AND:

MINERA LOS AMOLES, S.A. DE C.V., a company formed under the laws of Mexico with an office at Fanny Anitua 2700, Col. Los Angeles, C.P. 34076, Durango, Dgo.

(“Minera”)

WHEREAS:

A.                    Pursuant to interest-bearing demand promissory notes dated February 19, 2013, March 15, 2013 and February 5, 2014 (the “Promissory Notes”), the Debtor owed FMSC the aggregate principal amount of US$300,000 (such amount, together with any interest thereon or any other amounts whatsoever owed by Debtor to FMSC, the “Debt”) as of the date hereof, particulars of all of which are set out in Schedule “A”, including a copy of the Promissory Notes and a copy of the receipts of transfer of the amounts covering the Debt from FMSC’s accounts to the Debtor’s accounts.

B.                    Pursuant to a debt assignment agreement dated the date hereof, FMSC has assigned the right to receive the Debt to Minera, its wholly-owned subsidiary;

C.                    The Debtor, through its wholly-owned subsidiary, Finder, holds an interest in and to the Los Amoles mining concessions, as described in Schedule “B” (the “Los Amoles Concessions”); and

D.                    The Debtor and Minera wish to settle the Debt and all obligations under or in connection with the Promissory Notes (collectively, the “Released Obligations”) in accordance with the terms of this settlement and release.

IT IS HEREBY AGREED AS FOLLOWS:

1.                     In full and final settlement of the Debt the Debtor agrees to transfer to Minera all of Finder’s interest in and to the Los Amoles Concessions (the “Los Amoles Condition”).

2.                     The Debtor shall satisfy the Los Amoles Condition by causing Finder to register a duly executed assignment of mining concessions agreement governed by Mexican Law in the form attached hereto as Schedule “C” (the “Assignment Agreement”) with the Mexican Public Registry of Mining (the “Mining Registry”).

3.                     Subject to the transfer of the Los Amoles Concessions, Minera for itself, its successors and assigns shall release, remise and forever discharge the Debtor and its respective past and present predecessors, assigns, agents, principals, representatives, administrators, affiliates, insurers, and shareholders, as applicable, of the Released Obligations and from any and all claims which Minera now has by reason of or in any way arising under or in respect of the Released Obligations.

4.                     The Debtor will, at the request and expense of Minera, execute and deliver such further agreements, instruments and documents and do such further acts and things as may be reasonably required in order to evidence, carry out and give full force and effect to the terms, conditions, intent and meaning of this settlement and release.

5.                     This settlement and release shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

6.                     This settlement and release shall enure to the benefit of and be binding upon the respective parties hereto, their successors and assigns.

7.                     This settlement and release may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the parties will be entitled to rely on electronic delivery of an executed copy of this settlement and release.

SONORA RESOURCES CORP.

By:	/s/ Juan Miguel Ríos Gutiérrez
Authorized Signatory

FINDER PLATA S.A. DE C.V.

By:	/s/ Juan Miguel Ríos Gutiérrez
Authorized Signatory

FIRST MAJESTIC SILVER CORP.

By:	/s/ Raymond L. Polman
Authorized Signatory

MINERA LOS AMOLES, S.A. DE C.V.

By:	/s/ Mr. Córdoba
Authorized Signatory

SCHEDULE “A”

PARTICULARS OF DEBT

SCHEDULE “B”

LOS AMOLES CONCESSION

I - Lote minero denominado “Los Amoles 2”, título número 236113, inscrito en el Registro Público de Minería en el Libro de Concesiones Mineras, Volumen 382 y bajo el Acta número 13 a fojas 7; y

II - Lote minero denominado “Los Amoles 3 Fracc. 1”, título número 238985, inscrito en el Registro Público de Minería en el Libro de Concesiones Mineras, Volumen 390 y bajo el Acta número 5 a fojas 3.

SCHEDULE “C”

ASSIGNMENT OF MINING CONCESSIONS AGREEMENT